AMENDMENT No.2

to the

AIRBUS A320 FAMILY PURCHASE AGREEMENT

Dated as of March 18, 2013

between

Airbus S.A.S.

and

Hawaiian Airlines, Inc.

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CT1242023 - December 2014

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This amendment No.2 (the “Amendment No.2”) is made on the 17th day of December 2014,

BETWEEN

Airbus S.A.S., a société par actions simplifiée, created and existing under French law having its registered office at 1 Rond‑Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814

(hereinafter referred to as the "Seller"), on the one part,

AND

Hawaiian Airlines, Inc., a corporation, organized and existing under the laws of the State of Delaware, United States of America, having its principal corporate offices located at 3375 Koapaka Street, Suite G-350, Honolulu, Hawaii, 96819, United States of America

(hereinafter referred to as the “Buyer”), on the other part,

Each individually being hereinafter referred to as a “Party” and collectively as the “Parties”.

Whereas, the Buyer and the Seller have entered into an A320 Family purchase agreement, reference CT1242023, dated as of March 18, 2013 including all exhibits, appendices, letter agreements and amendments thereto (collectively the “Agreement”), which covers the sale by the Seller and the purchase by the Buyer of A321-200 aircraft.

Whereas, the Buyer and the Seller now wish to amend certain terms of the Agreement as set forth herein.

NOW IT IS HEREBY AGREED AS FOLLOWS.

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0.	DEFINITIONS

Capitalized terms used herein and not otherwise expressly defined in this Amendment No.2 shall have the meanings assigned thereto in the Agreement.

The term “Converted A350 Aircraft” is deleted from the Agreement.

The following term is added to Letter Agreement No.3 to the Agreement:

Converted A330neo Aircraft - as defined in Paragraph 4(c).

1.	ESCALATION

Clause 1.1 of Letter Agreement No.5 to the Agreement is hereby deleted in its entirety and replaced with the following quoted text:

QUOTE

[**]

UNQUOTE

2.	[**]

QUOTE

[**]

(h)    [**]

UNQUOTE

3.	EXHIBITS

Exhibit C to the Agreement is deleted in its entirety and replaced with Appendix 1 hereto.

4.	[**]

5.	MISCELLANEOUS

5.1	The Parties hereby agree that the present Amendment No.2 shall enter into full force and effect from the date mentioned above.

5.2
Except as otherwise provided by the terms and conditions hereof, this Amendment No.2 contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other prior understandings, commitments, agreements, representations and negotiations whatsoever, oral and written, and may not be varied except by an

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instrument in writing of even date herewith or subsequent hereto executed by the duly authorised representatives of both Parties.

5.3
In the event of any inconsistency between the terms and conditions of the Agreement and those of the present Amendment No.2, the latter shall prevail to the extent of such inconsistency, whereas the part not concerned by such inconsistency shall remain in full force and effect.

5.4	This Amendment No.2 is subject to the confidentiality provisions set forth in Clause 22.11 of the Agreement.

5.5
The Parties agree that this Amendment No.2, upon execution hereof, shall constitute an integral and non-severable part of the Agreement and shall be governed by all of its provisions, as such provisions have been specifically amended pursuant to this Amendment No.2. Except as otherwise expressly modified herein, all other terms and conditions of the Agreement shall continue to be in full force and effect.

5.6
This Amendment No.2 may be executed by the Parties hereto in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

5.7
This Amendment No.2 shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws provisions that would result in the application of the law of any other jurisdiction. Each of the Seller and the Buyer hereby irrevocably submits itself to the nonexclusive jurisdiction of the courts of the State of New York, New York County, of the United States District Court for the Southern District of New York, in either case located in the Borough of Manhattan, for the purposes of any suit, action or other proceeding arising out of this Amendment No.2, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto.

[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, this Amendment No.2 was entered into the day and year first above written.

Agreed and Accepted                     Agreed and Accepted
For and on behalf of                    For and on behalf of

Hawaiian Airlines, Inc.                Airbus S.A.S.

By: /s/ Mark B. Dunkerley                By: /s/ John J. Leahy

Its: President and CEO                Its: Chief Operating Officer, Customers

Date:	____________________ Date: __________________

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APPENDIX 1
EXHIBIT C

EXHIBIT C
SELLER SERVICE LIFE POLICY
ITEMS COVERED

1	The Items covered by the Service Life Policy pursuant to Clause 12.2 are those Seller Items of primary and auxiliary structure described hereunder.

2	[**]

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